EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form 10K of Coastal Caribbean Oils & Minerals, Ltd. of our report dated March 23, 2004, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd as of December 31, 2003, and for the year ended December 31, 2003, and for the period from January 31, 1953 (inception) to December 31, 2003 included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                     /s/ James Moore & Co., P.L.





Gainesville, Florida
April 9, 2004